UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 22, 2010

Joe's Jeans Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-18926	11-2928178
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2340 S Eastern Ave, Commerce, California		90040
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	323-837-3700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Gross Lease Agreement with Mass Transit Properties LLC

On November 22, 2010, Joe’s Jeans Inc. (the "Company") entered into a gross lease agreement with Mass Transit Properties LLC, ("Mass Transit") to lease additional office and warehouse space at its current corporate offices at 2340 S. Eastern Avenue, Commerce, California 90040 commencing on January 1, 2011 (the "Lease Agreement"). In connection with the lease agreement, the Company will lease approximately 89,000 square feet from Mass Transit which will serve as the Company’s corporate headquarters and distribution center.

Previously in January 2010, the Company entered into an agreement with Dependable Distribution Centers ("DDC") to provide warehouse storage, certain fulfillment services and corporate office space to the Company on a month to month basis (the "Existing Agreement"). Under the Existing Agreement, the Company currently leases approximately 18,500 of warehouse storage and corporate office space from DDC, an affiliate of Mass Transit, at the same location. In connection with the Lease Agreement, the Existing Agreement will terminate and DDC will no longer be providing certain fulfillment and distribution services to the Company for its products.

Under the Lease Agreement, the Company will lease the space until December 31, 2013 and have one option to extend for an additional three year period. The Company will pay to Mass Transit gross monthly rent in the amount of $42,153.50. The Lease Agreement contains other customary terms and conditions related to the lease and condition of the premises, including a provision for a refundable security deposit in the amount of $114,153.50.

Prior to entering into the Lease Agreement, there was a material relationship between the Company and DDC, an affiliate of Mass Transit Properties LLC under the Existing Agreement, as described above.

Item 1.02 Termination of a Material Definitive Agreement.

Effective January 1, 2011, the Company will terminate its Existing Agreement as described above with DDC in favor of the Lease Agreement with Mass Transit, an affiliate of DDC. In connection with the termination of the Existing Agreement and the commencement of the Lease Agreement, DDC will no longer be providing certain fulfillment and distribution services to the Company for its products.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Joe's Jeans Inc.

November 26, 2010	By:	/Marc B. Crossman/

Name: /Marc B. Crossman/
Title: President & CEO